UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009 (October 2, 2009)

CLEAN POWER TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51716	98-0413062
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436-35th Avenue N.W., Calgary, Alberta, Canada T2K 0C1
 (Address of principal executive offices)               (Zip Code)

(403) 277-2944
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Clean Power's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. These risks and uncertainties include Clean Power's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in Clean Power's Securities and Exchange Commission filings. The forward looking statements in this Form 8-K speak only as of the date hereof, and Clean Power disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Clean Power’s expectations or future events.

Item 1.01                      Entry into a Material Definitive Agreement

On October 2, 2009, Clean Power Technologies Inc. (“Clean Power” or the “Company”) entered into an Amended and Restated Stock Purchase Agreement (the “Purchase Agreement”) with The Quercus Trust (“Quercus” or the “Purchaser”), a California Trust that previously (i) purchased $2,000,000 in convertible debentures issued by the Company pursuant to an offering conducted in July 2008 (the “July Offering”); and (ii) purchased 2,222,222  shares of the Company’s Common Stock at a price of $0.45 per share (the “February Offering”).  The Purchase Agreement provided for the purchase by Quercus of 2,500,000 shares of the Company’s common stock at a purchase price of $0.20 per share (the “Shares”).  In addition to the Shares, the Company also agreed to  issue warrants to purchase an aggregate of 3,125,000 shares of the Company’s common stock  at an exercise prices of (x) $0.27 per share for the initial 1,875,000 warrants (the “$0.27 Warrants); and (y) $0.38 per share for the remaining 1,250,000 warrants (the “$0.38 Warrants).

From the date of the Agreement until Quercus holds any of the Shares, Quercus agrees not to pledge, hypothecate, loan or enter into short sales or other hedging transactions with broker-dealers or other financial institutions.  Further, the Company agreed that for any debt, equity or equity linked private financing in the amount of Five Million Dollars ($5,000,000) or more consummated by the Company within six (6) months from February 1, 2010, or in the event that the Company enters into a binding term sheet within nine (9) months from February 1, 2010 relating to any debt, equity or equity linked private financing to be granted to the Company in the amount of Five Million Dollars ($5,000,000) (a “Qualified Financing”), the Purchaser shall make an additional investment in the Company in the amount of One Million Dollars ($1,000,000) on same terms and conditions offered to the Company.  Such funding commitment shall apply only in the event that the Qualified Financing is negotiated at arm’s-length with one or more unaffiliated third parties (except to the extent otherwise agreed upon by Quercus in writing).

The Company has also granted certain registration rights to the investors requiring that the Company use its best efforts to effect as soon as possible, but in no event later than six months from the closing, the registration of the securities purchased as would permit or facilitate the sale or distribution of all the securities in the manner and in all states reasonably requested by Quercus.

The Purchase Agreement also provided that upon the execution thereof, the Company shall immediately seek the resignation of two of its current board members, other than such member of the board previously appointed by the Purchaser pursuant to the February 2009 Offering. The two vacancies shall be filled by (i) a second designee of the Purchaser; and (ii) an independent fifth board member, as approved by the Purchaser and the Company.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933, as amended (“Rule 135c”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

A copy of the Purchase Agreement, Registration Rights Agreement, $0.27 Warrants, and $0.38 Warrants are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

Item 3.02                     Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve  a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 9.01                     Financial Statements and Exhibits

9.01 (d) Exhibits

Exhibit Number	Description
10.1	Form of Amended and Restated Stock Purchase Agreement	Filed herewith
10.2	Form of Registration Rights Agreement	Filed herewith
10.3	Form of $0.27 Warrants	Filed herewith
10.4	Form of $0.38 Warrants	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.

Date: October 6, 2009	By:	/s/ Abdul Mitha
Name: Abdul Mitha
Title : Chief Executive Officer